EXHIBIT 4.1

LOCKUP AND REGISTRATION RIGHTS AGREEMENT

THIS LOCKUP AND REGISTRATION RIGHTS AGREEMENT is dated as of August, 2007, although it is being entered into on September 12, 2007, by and among Live Nation, Inc., a Delaware corporation (the “Company”) and the parties listed on Schedule I attached hereto (the “Holders”).

RECITALS

WHEREAS, the Company has issued shares of common stock, par value $.01 per share (the “Common Stock”) to Wells Fargo Bank, National Association, Trustee (the “Trustee Holder”) under that certain Trust Agreement, dated as of the date hereof (the “Trust Agreement”), by and among the Company, the Trustee Holder, and the Holders;

WHEREAS, pursuant to the terms of the Trust Agreement, the Common Stock issued to the Trustee Holder may, in certain circumstances, be transferred to the Holders;

WHEREAS, the parties hereto hereby acknowledge and agree that the Holders shall each be entitled to the rights granted to Holders under this Agreement and be subject to the obligations of the Holders under this Agreement, in all such cases irrespective of whether the Trustee Holder has physical possession of the Purchased Shares (as hereinafter defined); and

WHEREAS, the Company and the Holders wish to provide for certain arrangements with respect to the sale and registration under the Securities Act of shares of capital stock of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the following respective meanings:

“Acquisition Transaction” is defined in Section 4.3(c).

“Affiliate” with respect to any specified Person, (i) with respect to any natural Person, any trust, family limited partnership or similar entity created by such natural Person solely for the benefit of such natural Person for estate planning purposes, and (ii) with respect to any other Person, any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person (for the purposes of this definition, “control,” including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Agreement” means this agreement and all schedules and exhibits, if any, attached to this agreement, in each case as they may be supplemented, amended, restated or replaced from time to time, and the words “hereof,” “herein,” “hereto,” “hereunder,” “hereby” and similar expressions refer to this agreement; and unless otherwise indicated, references to Sections, Schedules and Exhibits are to the specified Sections, Schedules and Exhibits, if any, of this Agreement.

“Applicable Disposition” means any Disposition of all or any Purchased Shares other than (i) a Permitted Transfer made after termination of the Trust Agreement or (ii) a Disposition made in connection with the exercise of Piggy-Back Rights under Section 2.2.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for business.

“Change of Control” is defined in Section 4.3(c).

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Common Stock” is defined in the Recitals.

“Common Stock Market Value” means, at any date, the average closing price of the Common Stock over the prior three trading days on the New York Stock Exchange (or, if the Common Stock is no longer listed on the New York Stock Exchange, such other national exchange on which it is so listed, and if the Common Stock is not so listed, as determined in good faith by the Company’s board of directors within three (3) business days following request from a Holder; provided that, if within 10 business days following any such determination by the board of directors, a Holder should disagree with such determination, the Common Stock Market Value shall be determined by an independent banking firm of national reputation to be mutually agreed upon in good faith by the Company and the Holder.

“Company” is defined in the Preamble.

“Covered Person” is defined in Section 5.1.

“Demanding Holder” is defined in Section 2.1(a).

“Demand Registration” is defined in Section 2.1(a).

“Disposition” or “Dispose” means to, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in a disposition).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

“Holders” means the initial Holders as defined in the Preamble, together with any subsequent holders of Registrable Shares that become parties to this Agreement according to its terms.

“Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“Insider” means an individual who is an officer or director of the Company or a beneficial owner of ten (10%) or more of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

“Majority-in-Interest” means the majority of the interest of the Registrable Shares.

“Maximum Number of Securities” is defined in Section 2.1(d).

“Notice of Sale Offer” is defined in Section 4.2(a).

“Offer Period” is defined in Section 4.2(b).

“Permitted Transfer” means a transfer of any Purchased Shares to (1) a Holder, (2) Affiliates of a Holder, (2) an Immediate Family Member of a Holder or (4) any trust established for the benefit of one or more Immediate Family Members of a Holder for estate planning purposes.

“Permitted Transferee” means any transferee in respect of a Permitted Transfer.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Pro Rata” is defined in Section 2.1(d).

“Public Offering” means a public offering and sale of Common Stock (or other equity linked securities of the Company) pursuant to an effective Registration Statement including both any Underwritten Offering and any registered direct offering in which an investment banking firm is a placement agent.

“Purchased Shares” means the Common Stock issued to the Holders, on the date hereof, as set forth on Schedule I attached hereto.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the automatic effectiveness or the declaration or ordering of effectiveness of such Registration Statement or similar document.

“Registrable Shares” means (i) any Purchased Shares held directly or indirectly by a Holder which such Holder may then Dispose of under Section 4.3(a) hereof and (ii) any equity securities directly or indirectly issued or issuable with respect to the Purchased Shares described in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, that any Purchased Shares shall cease to be Registrable Shares when a Registration Statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement.

“Registration Expenses” means all expenses incurred by the Company in performing and complying with Section 2, including, without limitation, all registration, filing and NASD fees, listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Shares being registered, but excluding underwriting discounts, selling commissions, applicable transfer taxes, if any, and fees of counsel for the Selling Holders; provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

“Registration Statement” means a registration statement filed by the Company with the Commission for a Public Offering under the Securities Act (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose).

“Rule 144” means Rule 144 under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

“Securities Act” means the Securities Act of 1933, as amended, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

“Selling Holder” means any Holder on whose behalf Registrable Shares are registered pursuant to Section 2.

“Selling Shareholder” is defined in Section 4.2(a).

“Services Agreement” means that certain Services Agreement, dated as of the date hereof, by and among the Company, Michael Cohl, KSC Consulting (Barbados), Inc., CPI Entertainment Content (2005), Inc., CPI Entertainment Content (2006), Inc., Grand Enterprises (Row), LLC, CPI International Touring Inc. and CPI Touring (USA), Inc.

“Trust Agreement” is defined in the Recitals.

“Trustee Holder” is defined in the Recitals.

“Underwritten Offering” means an offering in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

2. REGISTRATION RIGHTS.

2.1. Demand Registration.

(a) Request for Registration. At any time prior to the fifth (5th) anniversary of the date hereof, the holders of a Majority-in-Interest of the Registrable Shares held by the Holders covered by this agreement may make a written demand for registration under the Securities Act of all or part of their Registrable Shares (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Shares proposed to be sold and the intended method(s) of distribution thereof; provided, that any such Demand Registration shall involve a sale of Registrable Shares in a Public Offering in which the aggregate gross cash proceeds of such offering are expected to be at least equal to $50,000,000. The Company will notify all holders of Registrable Shares of the demand, and each Holder of Registrable Shares who wishes to include all or a portion of such holder’s Registrable Shares in the Demand Registration (each such holder including Registrable Shares in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Shares included in the Demand Registration, subject to the provisions of Section 2.1(d) and 3.12 hereof. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1(a) in respect of Registrable Shares.

(b) Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration registering the Registrable Shares specified in the notice received pursuant to Section 2.1(a), determined on the basis described in Section 2.1(a), has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Shares pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, such stop order or injunction is removed, rescinded or otherwise terminated.

(c) Underwritten Offering. If a Majority-in-Interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Shares pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, the right of any Holder to include its Registrable Shares in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such holder’s Registrable Shares in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a Majority-in-Interest of the holders initiating the Demand Registration, and the Company shall have the right to approve of any such underwriter or underwriters (which approval shall not be unreasonably withheld or delayed).

(d) Reduction of Offering. If the managing underwriter or underwriters for a Demand Registration that is to be an Underwritten Offering advises the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Shares which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration: (i) first, the Registrable Shares as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of securities that each such Person has requested be included in such registration, regardless of the number of securities held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(e) Withdrawal. If a Majority-in-Interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Shares in any offering, such Majority-in-Interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the underwriter or underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the Majority-in-Interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in this Section 2.1.

2.2. Piggy-Back Registration.

(a) Piggy-Back Rights. If, at any time prior to the fifth (5th) anniversary hereof, the Company proposes to register any of its Common Stock or other equity securities under the Securities Act, for its own account or for the account of any holder of its securities, pursuant to an Underwritten Offering on a Registration Statement that would permit registration of Registrable Shares for sale to the public under the Securities Act, then prior to such filing the Company will give written notice to all Holders of its intention to do so, and upon the written request of a Holder or Holders given within 20 days after the Company provides such notice (which request will state the intended method of disposition of such Registrable Shares), the Company will use reasonable best efforts to cause all Registrable Shares that the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder(s); provided that the Company will have the right to postpone or withdraw any registration initiated by the Company pursuant to this Section 2.2 without obligation to any Holder.

(b) Reduction in Offering. Notwithstanding any other provision of this Agreement, if the managing underwriter or underwriters determine that the inclusion of all shares requested to be registered in an Underwritten Offering would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the Registration Statement for such offering. The number of shares that are entitled to be included in the Registration Statement for such offering will be allocated in the following manner: (i) first, shares of Company equity securities that the Company desires to include in such registration will be included to the extent the Maximum Number of Securities will not be exceeded, (ii) second, to the extent the Maximum Number of Securities has not been reached under the foregoing clause (i), Registrable Shares requested to be included in such registration by Holders, will be included, Pro Rata, to the extent the Maximum Number of Securities will not be exceeded, and (iii) third, to the extent the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Company equity securities requested to be included in such registration by shareholders other than the Holders.

(c) Withdrawal. Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Shares in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Shares in connection with such Piggy-Back Registration as provided in Section 4.4.

2.3. Right of the Company to have Purchased Shares included in an Underwritten Offering.

(a) Right of the Company. If in compliance with the terms of this Agreement at any time prior to the fifth (5th) anniversary of the date hereof, Holders elect to Dispose of Purchased Shares having a value equal to or in excess of $50,000,000, the Company shall have the right, exercisable by notice to the Holders within five (5) days following receipt by the Company of notice of the Holders’ intent to effectuate such Disposition transaction, to require that such Purchased Shares to be Disposed of be sold in an Underwritten Offering.

(b) Underwritten Offering. If the Company elects to have Purchased Shares be sold in an Underwritten Offering by exercising its right under Section 2.3(a), all Holders Disposing of their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. The Company shall use its reasonable best efforts to ensure that such Underwritten Offering is completed as expeditiously as possible as provided in Section 3 below.

(c) Withdrawal. Any Holder that is required to Dispose of Purchased Shares in an Underwritten Offering pursuant to this Section 2.3 may elect to withdraw such Holder’s request to Dispose of such Purchased Shares by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement.

2.4. Excluded Transactions. The Company will not be obligated to effect any registration of Registrable Shares under this Section 2 incidental to the registration of any of its securities in connection with any Public Offering relating solely to employee benefit plans or dividend reinvestment plans.

3. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2.1 or 2.2 of this Agreement or elects pursuant to Section 2.3 of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall use its reasonable best efforts to effect the registration and sale of Registrable Shares, and the Company and the Selling Holders will take the actions described below in this Section 3.

3.1. Registration Statement. The Company will as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, or its election to require an Underwritten Offering as provided in Section 2.3, prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause that Registration Statement to become effective and remain effective for the period required by Section 3.2.

3.2. Amendments and Supplements. The Company will prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Shares and other securities covered by such Registration Statement have been disposed of in accordance with the intended method of distribution therefore.

3.3. Copies of Prospectus. The Company will furnish, without charge, to each Selling Holder such reasonable numbers of copies of the Registration Statement, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, any amendments or supplements thereto (in each case including all exhibits thereto and documents incorporated by reference therein), and such other documents as the Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holder.

3.4. Blue Sky Qualification. The Company will use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as each Selling Holder reasonably requests, take such action necessary to cause such Registrable Shares covered by the Registration Statement to be registered with or approved by any governmental authorities as may be necessary by virtue of the business and operations of the Company, and do any and all other reasonable acts and things that may be necessary or desirable to enable the Selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares covered by the Registration Statement; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject.

3.5. Agreements for Disposition. The Company shall enter into an underwriting agreement in customary form and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares. The representations, warranties and other agreements of the Company in any underwriting agreement which are made to or for the benefit of any underwriters, to the extent applicable, shall also be made to and for the benefit of the Selling Holders.

3.6. Records. The Company shall make available for inspection by the Selling Holders of Registrable Shares included in the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Selling Holder of Registrable Shares included in such Registration Statement or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to establish a due diligence defense under the Securities Act (the “Diligence Materials”) and cause the Company’s officers, directors and employees to supply the Diligence Materials; provided that the Company need not disclose any information to any Person pursuant to this Section 3.6 unless and until such Person has entered into a confidentiality agreement with the Company.

3.7. Opinion of Counsel; Comfort Letter. The Company will obtain all legal opinions, auditors’ consents and comfort letters and experts’ cooperation as may be required, including furnishing to each Selling Holder of such Registrable Shares a signed counterpart, addressed or confirmed to such Selling Holder, of (a) an opinion of counsel for the Company and (b) a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in Underwritten Offerings of securities.

3.8. Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.9. Listing and Transfer Agent. The Company will cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed. The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by the Registration Statement not later than the effective date of such Registration Statement.

3.10. Notice of Certain Events.

(a) The Company will promptly notify the Selling Holders and confirm such advice in writing in all events following the occurrence of any of the following: (i) when Registration Statement covering Registrable Shares becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information; or (v) to the Company’s knowledge, the happening of an event, as a result of which the prospectus included or to be included in the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(b) Upon receipt of a notification pursuant to clause (a)(v) above, the Selling Holders will immediately cease making offers of Registrable Shares and return all prospectuses to the Company (except each of them may retain one file copy). The Company will promptly revise such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state such a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will promptly deliver copies of such revised prospectus to each Selling Holder. Following receipt of the revised prospectus, the Selling Holders will be free to resume making offers of the Registrable Shares. The Company will extend the period during which the Registration Statement must be kept effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Selling Holders shall have received copies of the revised prospectus.

3.11. Delay of Registration and Suspension of Offering. If at any time after a Registration Statement has become effective, (a) the board of directors of the Company determines in good faith that the registration and distribution of Registrable Shares would materially impede, delay or interfere with, or require premature disclosure of (i) any material acquisition, merger, joint venture or corporate reorganization, (ii) any material matter relating to the operation of the Company (such as a major tour event) or (iii) any negotiations, discussions or pending proposals with respect to any of the items referred to in the foregoing clauses (i) and (ii), (b) the Company is in possession of material non-public information or (c) the Company is in a black-out period with regards to earning results, then the Company may direct that use of the prospectus contained in the Registration Statement be suspended for a reasonable period in relation to the nature of the event triggering such suspension, such period not to exceed 90 days. The Company will notify all Holders requesting the registration or all Selling Holders, as the case may be, of the delay or suspension. In the case of notice suspending an effective Registration Statement, each Selling Holder will immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Holder has received copies of a supplemented or amended prospectus or until such Selling Holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company will extend the period during which any such Registration Statement must be kept effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Selling Holders shall have received copies of the supplemented or amended prospectus. The Company may not exercise the rights provided by this Section 3.11 to effect a delay or suspension (y) more than once for the conditions set forth in clause (a) above for each separate registration and distribution and (z) more than once for the conditions set forth in clauses (b) and (c) above for each separate registration and distribution, and the Company’s right to effect a delay or suspension is subject to the receipt by the Selling Holders of a certificate signed by the Chief Executive Officer of the Company certifying that the conditions set forth in clause (a), (b) or (c) above, as the case may be, have been satisfied.

4. CERTAIN OTHER PROVISIONS.

4.1. Additional Procedures. Selling Holders selling Registrable Shares in an Underwritten Offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. The Selling Holders shall provide such information as may reasonably be requested by the Company, or the managing underwriter or underwriters, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Shares under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. No holder of Registrable Shares included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Shares, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

4.2. Right of First Refusal of the Company.

(a) Subject to the restrictions on Disposition provided for in Section 4.3, in the event any Holder (a “Selling Shareholder”) desires to (i) make an Applicable Disposition of any Purchased Shares or (ii) make a Demand Registration pursuant to Section 2.1 with respect to any Purchased Shares, then such Selling Shareholder shall first deliver to the Company a notice (a “Notice of Sale Offer”) which shall include the number of Purchased Shares which are desired to be included in the Applicable Disposition or the Demand Registration (the “Refusal Shares”). The Notice of Sale Offer shall include an offer to sell to the Company all of the Refusal Shares at a price equal to the Common Stock Market Value as of the day the Notice of Sale Offer is delivered to the Company.

(b) The option to purchase Purchased Shares may be exercised by the Company by delivery by the Company of a notice to the Selling Shareholder within five (5) business days following receipt by the Company of the Notice of Sale Offer (the “Offer Period”) stating that the Company intends to acquire all of the Purchased Shares to be Disposed of by the Selling Shareholder. Such communication shall, when taken in conjunction with the offer as contained within the Notice of Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Purchased Shares.

(c) If the Company (i) does not elect to purchase all of the Refusal Shares identified in the Notice of Sale Offer, (ii) fails to deliver a notice to the Selling Shareholder within the Offer Period stating that the Company intends to purchase such Refusal Shares or (iii) fails, for any reason other than a failure of the Selling Shareholder to comply with its obligations to sell such Refusal Shares, to purchase such Refusal Shares within ten (10) days following the delivery by the Company of a notice stating that the Company intends to purchase such Refusal Shares as provided in Section 4.2(b) above (prior to the expiration of the Offer Period), then the Company shall not have a right to purchase any of such Refusal Shares and the Selling Shareholder shall be free within one hundred eighty (180) days after the date of expiration of the Offer Period to Dispose of such shares in accordance with and subject to the other terms of this Agreement. If there is no Disposition within such one hundred eighty (180) day period, the Selling Shareholder shall not Dispose of such Refusal Shares without again complying with the provisions of this Section 4.2.

(d) If, at any time prior to the termination of the Trust Agreement, the Company timely accepts a Notice of Sale Offer, then the Company and the Shareholder shall promptly deliver joint written instructions to the Trustee Holder instructing the Trustee Holder to sell the Refusal Shares identified in such Notice of Sale Offer to the Company at a specific price per share designated therein, which price shall be equal to the Common Stock Market Value as of the day the Notice of Sale Offer was delivered to the Company.

(e) If, after termination of the Trust Agreement, the Company timely accepts a Notice of Sale Offer, then upon the Company’s tender of the purchase price for the Refusal Shares identified in such Notice of Sale Offer, the Selling Shareholder shall deliver to the Company, a certificate or certificates evidencing such Refusal Shares, together with appropriate stock powers in blank duly signed by such Selling Shareholder.

(f) Notwithstanding anything to the contrary herein, no Holder may make (i) an Applicable Disposition of any Purchased Shares or (ii) a Demand Registration pursuant to Section 2.1 with respect to any Purchased Shares if such Holder is not in compliance with the requirements of this Section 4.2 with respect to such Purchased Shares.

4.3. Lock-Up. (a) No Holder may Dispose of all or any Purchased Shares other than in accordance with the following clauses of this Section 4.3(a) (and then only in accordance with applicable securities laws) and subject to Section 4.2 and Sections 4.3(b), (c) and (d):

(i) Following the first anniversary of the date hereof, the Holders may Dispose of up to one-third in aggregate of their Purchased Shares.

(ii) Following the earlier of (a) the second anniversary of the date hereof or (b) the date upon which the Common Stock Market Value exceeds $61.50, the Holders may Dispose of up to two-thirds in aggregate of their Purchased Shares less any such Purchased Shares Disposed of pursuant to clause (i) above. The right to Dispose of Purchased Shares pursuant to this Section 4.3(a)(ii)(b) shall remain effective notwithstanding the Common Stock Market Value may decline to an amount which is less than $61.50.

(iii) From and after the third anniversary of the date hereof, the Holders may Dispose of any and all Purchased Shares.

(iv) No Disposition of Purchased Shares made pursuant to this Section 4.3(a) shall be made to any competitor of the Company (or any Affiliate of a competitor of the Company) with consolidated gross revenues of more than $100,000,000 during the most recent fiscal year, or any known intermediary for any such competitor (or any Affiliate of such competitor), without the prior approval of the Company except pursuant to an Underwritten Offering.

(b) For purposes of applying Section 4.3(a), the Common Stock Market Value at any time shall be appropriately adjusted for stock splits, reverse splits, dividends and other distributions, recapitalizations, and other similar transactions affecting the Common Stock for purposes of preserving the intent of the comparison between such Common Stock Market Value and the Common Stock Market Value on the date hereof as if the Common Stock Market Value on the date hereof were $20.50.

(c) Notwithstanding Section 4.3(a) but subject in all events to Sections 4.3(d), (e), and (f), any Holder may, from time to time, transfer all or any of its Purchased Shares:

(i) in a Permitted Transfer that is made after termination of the Trust Agreement, provided that in each case the transferor Holder shall have first delivered to the Company the written agreement of the Permitted Transferee in such Permitted Transfer to become a party to this Agreement to the same extent as if such transferee were the Holder;

(ii) in connection with or at any time after an Acquisition Transaction; where an “Acquisition Transaction” means (A) any Person or Group (as such term is defined in Section 13(d) of the Exchange Act) commencing a tender or exchange offer seeking to acquire control of the Company, but only a transfer to such Person or Group pursuant to such offer, (B) any Person or Group acquiring securities of the Company representing at least 50% of the voting power of all of the outstanding securities of the Company (a “Change of Control”), (C) individuals who on the date hereof constitute the board of directors of the Company cease for any reason to constitute a majority of the board of directors of the Company, or (D) any transaction as to which the Company has entered into a definitive agreement or publicly announced its support of which, if effected, would constitute a Change of Control, but then only a transfer pursuant to such transaction;

(iii) in the event the Company fails to cause the Purchased Shares to be transferred by the Trustee Holder to the Holders pursuant to Section 1.5 of the Trust Agreement within eighteen (18) months following the date hereof unless (A) the Purchased Shares would have been transferred to the Holders prior to the expiration of such eighteen (18) months had Section 1.5(e) of the Trust Agreement not applied or (B) the Company’s failure to cause the Purchased Shares to be transferred by the Trustee Holder to the Holders pursuant to Section 1.5 of the Trust Agreement is caused by the refusal or failure of one or both of the Holders to reasonably cooperate with, or provide reasonably requested information concerning the Holders and their relationship to, the Company in connection with the preparation of any proxy statement required to be provided to the Company’s stockholders in order to authorize such transfer of the Purchased Shares;

(iv) in the event that an unrelated third party makes an unsolicited tender offer for a majority of the issued and outstanding Common Stock, unless one or more of the Holders (or any of their respective Affiliates) are participating in, or assisting with, the making of such tender offer; provided, however, that Holders shall only be entitled, pursuant to this clause (iv), to tender Purchased Shares into such tender offer;

(v) in the event of the death or permanent disability of Michael Cohl;

(vi) in the event the Company terminates the Services Agreement without “cause” (as such term is defined in the Services Agreement), or Michael Cohl terminates the Services Agreement as a result of a “Good Reason” (as such term is defined in the Services Agreement);

(vii) in the event the Company consummates a Public Offering with an aggregate offering price of $750,000,000 or greater;

(viii) in the event the Company fails to nominate Michael Cohl for election as a director when required to do so pursuant to the terms and conditions of the Services Agreement or the shareholders of the Company fail to elect Michael Cohl to the board of directors of the Company following his nomination;

(ix) the Company fails or refuses to designate Cohl as the sole Vice Chairman of the board of directors at any time that Cohl is a member of the board of directors; or

(x) with the prior written consent of the Company.

(d) No Holder may Dispose of all or any of the Purchased Shares in the event the board of directors of the Company has authorized a Public Offering and the Company is actively pursuing such Public Offering, as follows:

(i) prior to the public announcement of such Public Offering, the Company may prohibit any Dispositions of Purchased Shares by the Holders if Michael Cohl is then a director and/or executive officer of the Company;

(ii) following the public announcement of such Public Offering, the Company may prohibit any Dispositions of Purchased Shares by the Holders, irrespective of whether Michael Cohl is then a director or an executive officer of the Company, until such time as the Public Offering is consummated; provided, that the Company may not prohibit Dispositions of Purchased Shares for a period of more than ninety (90) days pursuant to clauses (d)(i) and (d)(2) unless the Company includes all Registrable Shares held by the Holders which the Holders shall request to be included in such Public Offering; and

(iii) following the closing of such Public Offering, the Company may prohibit any Dispositions of Purchased Shares by the Holders until expiration of the lock-up term contained in the lock-up agreements required to be signed by executive officers and directors of the Company by the underwriter in such Public Offering.

(e) Notwithstanding in this Agreement to the contrary, in the event that Michael Cohl resigns from the board of directors of the Company prior to the third anniversary of the date hereof for any reason other than a “Defensive Resignation” (as hereinafter defined), then the Holders shall be required to hold (and not Dispose of) the Reserved Shares (other than a Permitted Transfer made after termination of the Trust Agreement) until the earlier of (i) the fifth anniversary of the date hereof or (ii) the occurrence of any of the events identified in Section 4(c)(ii) – (viii) (unless any of such events shall have previously occurred, in which case the provisions of this Section 4(d) shall not apply to any of the Purchased Shares). For purposes of this Section 4(d), the terms “Defensive Resignation,” “Material Company Failure,” “Uncorrected Material Company Failure” and “Reserved Shares” shall have the following meanings:

(i) “Defensive Resignation” shall mean a resignation by Michael Cohl from the board of directors of the Company solely as a result of an Uncorrected Material Company Failure;

(ii) “Material Company Failure” shall mean (A) the material breach of a fiduciary duty owed to members of the Company’s board of directors to shareholders or others, (B) a violation of any applicable law by the Company or any of the Company’s subsidiaries or affiliates that, if discovered and prosecuted, could reasonably be expected to (1) have a material adverse effect on the business or operations of the Company or any of its subsidiaries or affiliates or (2) result in criminal penalties or sanctions or material civil fines against the Company, any of its subsidiaries or affiliates, or any individual members of any of the Company’s board of directors or (C) a repeated and established pattern by the Company or any of its subsidiaries or affiliates of violating self-established procedures and practices relating to ethics, self-dealing, corporate governance or similar matters;

(iii) “Uncorrected Material Company Failure” shall mean any Material Company Failure (A) that Michael Cohl or another member of the board of directors of the Company presents to the board of directors of the Company for cure or correction and (B) with respect to which the board of directors of the Company refuses or fails to promptly take such actions as may be necessary to correct the Material Company Failure following such presentation; and

(iv) “Reserved Shares” shall mean 1,082,939 of the Purchased Shares, with such number of Purchased Shared being hereafter appropriately adjusted for stock splits, reverse splits, dividends and other distributions, recapitalizations, and other similar transactions affecting the Common Stock.

(f) Notwithstanding any other terms of this Agreement, any Holder must comply with (i) all applicable provisions of Section 10(b) and Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) Rule 309.00 of the Listed Company Manual of the New York Stock Exchange and (iii) any rules, procedures or restrictions relating to the transfer of Common Stock by Insiders which are established by the Company from time to time.

(g) Any Disposition of Purchased Shares made in contravention of any of the provisions of this Section 4.3 shall not be recognized by the Company and shall be void and of no effect.

(h) If and whenever a Holder holds a share certificate for Purchased Shares on which a legend appears referencing the restrictions set forth in this Section 4.3 and some or all of which Purchased Shares the Holder is then entitled to sell pursuant to Section 4.3(a) or any of Sections 4.3(c)(ii) — (viii), then LN shall deliver to such Holder (i) a replacement share certificate without such legend for such shares within five Business Days of such Holder’s request therefor and delivery to LN of the share certificate with the legend (the “original certificate”) and (ii) a replacement share certificate with such legend for any additional shares evidenced by the original certificate which remain subject to the restrictions set forth in this Section 4.3.

4.4. Registration Expenses. The Company hereby agrees to pay all Registration Expenses in connection with all registrations effected pursuant to this Agreement. The underwriting discounts, selling commissions, applicable transfer taxes, if any, and fees of counsel for the Selling Holders shall be allocated pro rata among all Selling Holders to the extent there are Selling Holders in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

5. INDEMNIFICATION.

5.1. Company Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, its Affiliates, its directors, officers, employees, agents, partners, members, attorneys and each other Person, if any, who controls such Selling Holder within the meaning of the Securities Act or the Exchange Act (each such Person being a “Covered Person”) against any losses, claims, judgments, damages, liabilities, costs or expenses (including reasonable attorneys’ fees, whether incurred in an action between the Selling Holder and the Company, a third party or otherwise), whether joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, judgments, damages, liabilities, costs or expenses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; and the Company will reimburse such Covered Person for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, judgment, damage, liability or action; provided, however, that the Company will not be liable to any Covered Person in any such case (x) to the extent that any such loss, claim, judgment, damage, liability, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Covered Person specifically for use in the preparation of any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement or (y) provided that the Company has complied with its obligations under Section 3.8, in the case of a sale directly by a Selling Holder (including a sale of such Registrable Shares through any underwriter retained by such Selling Holder engaging in a distribution solely on behalf of such Selling Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Selling Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, judgment, damage or liability in any case in which such delivery is required by the Securities Act. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive the transfer of such securities by the Selling Holder.

5.2. Seller Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, its Affiliates, each of its directors, officers, employees, agents, partners, members and each Person, if any, who controls the Company, against any losses, claims, judgments, damages or liabilities, costs or expenses (including reasonable attorneys’ fees, whether incurred in an action between the Selling Holder and the Company, a third party or otherwise), whether joint or several, to which the Company, such directors, officers, employees, agents, partners, members or controlling persons may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, judgments, damages, liabilities, costs or expenses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Selling Holder, specifically for use in connection with the preparation of such Registration Statement, preliminary or final prospectus, amendment or supplement; provided, however, that the obligations of such Selling Holder hereunder will be limited to an amount equal to the net proceeds actually received by such Selling Holder from the disposition of Registrable Shares pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any directors, officers, employees, agents, partners, members or controlling persons and shall survive the transfer of such securities by the Selling Holder.

5.3. Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give such notice will not relieve such indemnifying party of its obligations under this Section 5, except to the extent that such indemnifying party is materially prejudiced by such failure. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and (subject to the following sentence) after notice from an indemnifying party to such indemnified party of its election to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. The indemnified party may participate in such defense at such party’s expense; provided, however, that the indemnifying party will pay such expense if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the indemnified party and any other party represented by such counsel in such proceeding; provided, further, that in no event will the indemnifying party be required to pay the expenses of more than one law firm (other than any required local counsel) as counsel for all indemnified parties pursuant to this sentence. If, within 30 days after receipt of the notice, such indemnifying party has not elected to assume the defense of the action, such indemnifying party will be responsible for any legal or other expenses reasonably incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. An indemnifying party may, in the defense of any such claim or litigation, consent to the entry of a judgment or enter into a settlement without the consent of the indemnified party only if such judgment or settlement contains a general release of the indemnified party in respect of such claim or litigation and involves only the payment of monetary damages, which such indemnifying party is able to pay. No indemnified party will consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

5.4. Contribution. If the indemnification provided for in Sections 5.1 or 5.2 is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, judgments, damages, liabilities, costs or expenses (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, judgments, damages, liabilities, costs or expenses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, judgments, damages, liabilities, costs or expenses (or actions or proceedings in respect thereof). The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, judgments, damages, liabilities, costs or expenses (or actions or proceedings in respect thereof) referred to in this Section 5.4 will include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, the obligations of a Selling Holder hereunder will be limited to an amount equal to the net proceeds for such Selling Holder from the disposition of Registrable Shares subject to the applicable registration. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6. MISCELLANEOUS.

6.1. Rule 144 Requirements. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use, for so long as any one or more of the following actions is necessary to allow any Holder to avail itself of the benefits of Rule 144, reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) so long as they own any Purchased Shares, furnish to any Holder upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

6.2. Several Liability. The obligations of each Holder hereunder are several and not joint.

6.3. Transfer of Rights. This Agreement, and the rights and obligations of the Company hereunder, may not be assigned or delegated by the Company in whole or in part; provided, however, the Company may assign this Agreement, and the rights and obligations of the Company hereunder, to an Affiliate, but in no event shall the Company be able to delegate any obligation hereunder to any Person other than a successor public company or public partnership which trades on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange or the Hong Kong Stock Exchange. This Agreement, and the rights and obligations of each Holder hereunder, may be assigned by such Holder to any Person that acquires all or any portion of the Registrable Shares owned by such Holder pursuant to the terms of this Agreement. Any transferee to whom rights under this Agreement are transferred will as a condition of such transfer, deliver to the Company a written agreement to become a party to this Agreement to the same extent as if such transferee were such Holder.

6.4. Governing Law. This Agreement, the rights of the parties and all claims, actions, causes of action, suits, litigation, controversies, hearings, charges, complaints or proceedings arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

6.5. Entire Agreement; Amendment and Waiver. This Agreement, together with any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of at least a majority of the Registrable Shares at the applicable time. Any such amendment, termination or waiver will be binding on all Holders.

6.6. Determination of Number or Percentage of Registrable Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain number or percentage of Registrable Shares, the determination of such number or percentage will include the number of shares of Common Stock outstanding that are, and the maximum number of shares of Common Stock issuable pursuant to then convertible or exercisable securities that upon issuance would be, Registrable Shares.

6.7. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below:

If to the Company, to it at:

Live Nation, Inc.

9348 Civic Center Drive, 4th Floor

Beverly Hills, CA 90210

Facsimile Number: (310) 867-7054

Attention: Alan Ridgeway, Chief Financial Officer

with a copy to:

Live Nation, Inc.

9348 Civic Center Drive, 4th Floor

Beverly Hills, CA 90210

Facsimile Number: (310) 867-7158

Attention: Michael Rowles, General Counsel

If to a Holder, to it at the registered address for its Registrable Shares shown in the records of the Company (or of the Company’s registrar and transfer agent),

with a copy to:

John H. Perkins

c/o Strategy Capital Barbados

128 Pine Road

Palm Court

Bellville, St. Michael, Barbados

Facsimile Number: (246) 429-5143

and a copy to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Facsimile number: (212) 836-8689

Attention: Emanuel Cherney, Esq.

Each of the parties to this Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 6.7 to each of the other parties hereto.

6.8. Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto.

6.9. Severability. If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision will, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

6.10. Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting a bond.

6.11. Interpretation. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words “include”, “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation”.

6.12. Captions and Headings. The captions and headings used in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

6.13. Counterparts. This Agreement may be executed (manually or by facsimile or similar electronic means) in any number of counterparts, each of which for all purposes shall be deemed an original, but all of which together will constitute but one and the same instrument.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIVE NATION, INC.

By: /s/ Michael Rowles
Name: Michael Rowles
Title: EVP, GC and Secretary
/s/ Michael Cohl
Michael Cohl

SAMCO INVESTMENTS LTD.

By: /s/ Christopher C. Morris
Name: Christopher C. Morris
Title: Director

Schedule I

NAMES OF HOLDERS; REGISTRABLE SHARES HELD

Shares of Common Stock
Holders	of the Company

Samco Investments Ltd.	4,829,269

Michael Cohl	585,366